ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 1

Filed in the office of	Document Number 20070148396-50
Ross Miller Secretary of State State of Nevada	Filing Date and Time 03/02/2007 12:00 PM Entity Number E0671802005-6

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ABOVE SPACE IS FOR OFFICE USE ONLY

(Pursuant to Nevada Revised Statutes Chapter 92A)
(excluding 92A.200(4b))

1) **Name and jurisdiction of organization of each constituent entity (NRS 92A.200). If there are more than four merging entities, check box ☐ and attach an 81/2" x11" blank sheet containing the required information for each additional entity.**

GMMT, Inc.
Name of merging entity

Idaho — Corporation
Jurisdiction — Entity type *

Name of merging entity

Jurisdiction — Entity type *

Name of merging entity

Jurisdiction — Entity type *

Name of merging entity

Jurisdiction — Entity type *

and,

Genex Biopharma, Inc.
Name of surviving entity

Nevada — Corporation
Jurisdiction — Entity type *

* Corporation, non-profit corporation, limited partnership, limited-liability company or business trust.

Filing Fee: $350.00

This form must be accompanied by appropriate fees.

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Articles of Merger

(PURSUANT TO NRS 92A.200)

Page 2

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

2) Forwarding address where copies of process may be sent by the Secretary of State of Nevada (if a foreign entity is the survivor in the merger - NRS 92A.1 90):

Attn:

c/o:

3) (Choose one)

☒ **The undersigned declares that a plan of merger has been adopted by each constituent entity (NRS 92A.200).**

☐ **The undersigned declares that a plan of merger has been adopted by the parent domestic entity (NRS 92A.180)**

4) Owner's approval (NRS 92A.200)(options a, b, or c must be used, as applicable, for each entity) (if there are more than four merging entities, check box ☐ and attach an 8 1/2" x 11" blank sheet containing the required information for each additional entity):

(a) Owner's approval was not required from

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

and, or;

Name of surviving entity, if applicable

This form must be accompanied by appropriate fees.

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 3

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

(b) The plan was approved by the required consent of the owners of *:

GMMT, Inc.
Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

and, or;

Genex Biopharma, Inc.
Name of surviving entity, if applicable

* Unless otherwise provided in the certificate of trust or governing instrument of a business trust, a merger must be approved by all the trustees and beneficial owners of each business trust that is a constituent entity in the merger.

This form must be accompanied by appropriate fees.

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 4

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(c) Approval of plan of merger for Nevada non-profit corporation (NRS 92A.160):

The plan of merger has been approved by the directors of the corporation and by each public officer or other person whose approval of the plan of merger is required by the articles of incorporation of the domestic corporation.

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

and, or:

Name of surviving entity, if applicable

This form must be accompanied by appropriate fees.

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Articles of Merger

(PURSUANT TO NRS 92A.200)

Page 5

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ABOVE SPACE IS FOR OFFICE USE ONLY

5) Amendments, if any, to the articles or certificate of the surviving entity. Provide article numbers, if available. (NRS 92A.200)*:

Article 1. The name of the Corporation shall be GMMT. Inc.

6) Location of Plan of Merger (check a or b):

☐ (a) The entire plan of merger is attached;

or,

☒ (b) The entire plan of merger is on file at the registered office of the surviving corporation, limited-liability company or business trust, or at the records office address if a limited partnership, or other place of business of the surviving entity (NRS 92A.200).

7) Effective date (optional):**

* Amended and restated articles may be attached as an exhibit or integrated into the articles of merger. Please entitle them "Restated" or "Amended and Restated," accordingly. The form to accompany restated articles prescribed by the secretary of state must accompany the amended and/or restated articles. Pursuant to NRS 92A.180 (merger of subsidiary into parent - Nevada parent owning 90% or more of subsidiary), the articles of merger may not contain amendments to the constituent documents of the surviving entity except that the name of the surviving entity may be changed.

** A merger takes effect upon filing the articles of merger or upon a later date as specified in the articles, which must not be more than 90 days after the articles are filed (NRS 92A.240).

This form must be accompanied by appropriate fees.

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 6

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

8) **Signatures - Must be signed by: An officer of each Nevada corporation; All general partners of each Nevada limited partnership; All general partners of each Nevada limited partnership; A manager of each Nevada limited-liability company with managers or all the members if there are no managers; A trustee of each Nevada business trust (NRS 92A.230)***
(If there are more than four merging entities, check box ☐ and attach an 8 ½" x 1 1 " blank sheet containing the required information for each additional entity.):

GMMT, Inc.
Name of merging entity

X Nancy Ah Chong — Secretary — 03/02/2007
Signature — **Title** — **Date**

Name of merging entity

X
Signature — **Title** — **Date**

Name of merging entity

X
Signature — **Title** — **Date**

Name of merging entity

X
Signature — **Title** — **Date**

Genex Biopharma, Inc.
Name of surviving entity

X Nancy Ah Chong — Secretary — 03/02/2007
Signature — **Title** — **Date**

* The articles of merger must be signed by each foreign constituent entity in the manner provided by the law governing it (NRS 92A.230). Additional signature blocks may be added to this page or as an attachment, as needed.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER is entered into this 2nd day of March 2007 by and between ***GMMT, Inc.***, an Idaho corporation (herein sometimes called the "Idaho Corporation"), and ***Genex Biopharma, Inc.***, a Nevada corporation (herein sometimes called the "Nevada Corporation").

WITNESSETH:

WHEREAS, the Idaho Corporation was incorporated by the filing of a Certificate of Incorporation in the office of the Secretary of State of the State of Idaho on June 10, 1983; the total number of shares which it is authorized to issue is 100,000,000 shares of common stock, par value $0.00 per share ("Common Stock"), and the total number of shares which are issued and outstanding is 9,785,000 shares of Common Stock;

WHEREAS, the Nevada Corporation was incorporated on October 5, 2005 under the provisions of the Nevada Revised Statutes of the State of Nevada; it's registered office in Nevada is in the City of Las Vegas, County of Clark; the total number of shares which it is authorized to issue is 100,000,000 shares of Common Stock, $0.001 par value per share, and no shares have been issued;

WHEREAS, the respective laws of the States of Nevada and Idaho permit the merger of said corporations (herein sometimes called the "constituent corporations")into a single corporation; and

WHEREAS, it is deemed advisable by the Board of Directors of each of the constituent corporations that the Idaho Corporation be merged with and into the Nevada Corporation;

NOW, THEREFORE, it is agreed as follows:

1. The Idaho Corporation as of the Effective Date (as defined herein) shall be merged with and into the Nevada Corporation (the "Merger"). The Nevada Corporation shall be the surviving corporation and it shall continue and shall be deemed to continue for all purposes whatsoever after the merger with and into itself of the Idaho Corporation.

2. The Merger shall become effective when this Agreement has been adopted by the Idaho Corporation and by the Nevada Corporation and appropriate documentation has been prepared and filed in accordance with the respective laws of the States of Idaho and Nevada. For operational, accounting and bookkeeping purposes, the time when the Merger shall become effective is referred to herein as the "Effective Date" which shall be the date fixed in accordance with the laws of and the documentation filed with the state of incorporation of the surviving corporation.

3. After the Effective Date, the surviving corporation shall be governed by the laws of the State of Nevada and its name shall be changed to GMMT, Inc. The present Certificate of Incorporation of the Nevada Corporation shall continue to be the Certificate of Incorporation of the surviving corporation. The present By- Laws of the Nevada Corporation shall be and remain the By-Laws of the surviving corporation. The directors and officers of the Idaho Corporation immediately prior to the Effective Date shall be the directors of the surviving corporation upon the Effective Date.

4. Each share of Common Stock of the Idaho Corporation shall be converted into one share of Common Stock of the surviving corporation. Each warrant, option, right or convertible security which entitles the holder to purchase or convert into a share of Common Stock of the Idaho Corporation, if any, shall be converted into a warrant, option, right or convertible security to purchase or convert into one share of Common Stock of the surviving corporation.

5. Upon the Effective Date, the outstanding certificates for shares of the Idaho Corporation's Common Stock will, until replaced by the surviving corporation, represent the same number of shares of Common Stock of the surviving corporation.

6. This Agreement may be terminated and abandoned by action of the Board of Directors of the Idaho Corporation or the Nevada Corporation at any time prior to the Effective Date, for any reason whatsoever.

7. This Agreement, upon being authorized, adopted, approved, signed and acknowledged by each of the constituent corporations in accordance with the laws under which it is formed, and filed in the office of the Secretary of State of the State of Nevada, shall take effect and shall thereupon be deemed and taken to be the Agreement and act of merger and consolidation of the constituent corporations; and the organization and separate corporate existence of the Idaho Corporation, except in so far as it may be continued by statute, shall cease. The point of time at which the constituent corporations shall become a single corporation shall be the Effective Date.

8. Upon the Effective Date, all and singular rights, capacity, privileges, powers, franchises and authority of each of the constituent corporations, and all property, real, personal and mixed, and all debts, obligations and liabilities due to each of the constituent corporations on whatever account as well as for subscriptions for shares as for all other things, belonging to each of the constituent corporations shall be vested in the surviving corporation; and all such property, rights, capacity, privileges, powers, franchises, authority and immunities and all and every other interest shall be thereafter as fully and effectually the property of the surviving corporation as though they were the property of the several and respective constituent corporations, and shall not revert or be in any way impaired by reason of the Merger; provided however, that all rights of the creditors of the constituent corporations shall be preserved unimpaired and all debts, liabilities (including liability, if any, to dissenting shareholders) and duties of the respective constituent corporations shall thenceforth be attached to the surviving corporation and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by the surviving corporation.

9. Each constituent corporation agrees that from time to time as when it shall be requested by the surviving corporation or by its successors or assigns, it will execute and deliver or cause to be executed and delivered all such other instruments and will take or cause to be taken such further or other action as the surviving corporation may deem necessary or desirable in order to vest in and to confirm to the surviving corporation title to all of the property, capacity, privileges, powers, franchises, authority, and immunities of the constituent corporation and otherwise to carry out the intent and purposes of this Agreement.

10. The surviving corporation agrees that it may be served with process in the State of Nevada or in the State of Idaho, in any proceeding for enforcement of any obligation of the Idaho Corporation as well as for enforcement of any obligation of the corporation arising from the Merger, including any suit or other proceeding to enforce the right of any stockholder as determined in any appraisal proceeding pursuant to Section 30-1-1302 of the Idaho Business Corporation Act and shall irrevocably appoint the Secretary of State of the State of Nevada as its agent in Nevada and the Secretary of State of the State of Idaho as its agent in Idaho to accept service of process in any such suit or other proceeding. The address to which a copy of such process shall be mailed by the Secretary of State of the State of Nevada shall be c/o John Price and Associates, 7624 Desert Delta Drive, Las Vegas, Nevada 89128, and by the Secretary of State of the State of Idaho shall be Maxine Curtis, 1533 US Hwy. 89, Fish Haven, Idaho 83267.

11. The surviving corporation hereby reserves the right to amend, alter, change or repeal any provisions contained in any of the articles of this Agreement or as the same may hereafter be amended, in the manner now or hereafter provided by the laws of the State of Nevada and all rights of the stockholders of the surviving corporation are granted subject to this reservation.

IN WITNESS WHEREOF, the undersigned have signed this Agreement this 2nd day of March 2007.

Genex Biopharma, Inc.
a Nevada corporation

By:________________________
Its:________________________

GMMT, Inc.
an Idaho corporation

By:________________________
Its:________________________